                ARMOR HOLDINGS, INC. REPORTS 3RD QUARTER EARNINGS
                           OF $0.22 PER DILUTED SHARE


            $0.22 PER DILUTED SHARE FROM CONTINUING OPERATIONS BEFORE
                   INTEGRATION AND OTHER NON-RECURRING CHARGES


                  INCLUDES $0.02 PER SHARE NON-CASH TAX EXPENSE
                       RELATED TO DISCONTINUED OPERATIONS


      CONFERENCE CALL SCHEDULED FOR NOVEMBER 5, 2003, AT 8:30 AM (EASTERN)


JACKSONVILLE, FLORIDA (NOVEMBER 4, 2003) - ARMOR HOLDINGS, INC. (NYSE: AH) announced today revenues and earnings for the three-months and nine-months ended September 30, 2003.

For the three-month period ended September 30, 2003, revenue from continuing operations increased 12.8% to $90.9 million compared to $80.6 million reported for the three-month period ended September 30, 2002. Products Division revenue increased 3.5% to $50.8 million for the three-month period ended September 30, 2003, compared to $49.0 million reported in the same period last year. Mobile Security Division revenue increased 27.2% to $40.1 million for the three-month period ended September 30, 2003, compared to $31.5 million reported in the same period last year. Internal revenue growth from continuing operations was 9.4% in total, 2.1% for the Products Division and 20.4% for the Mobile Security Division.

In the three-months ended September 30, 2003, the Company recorded a net impairment charge of $1.3 million in discontinued operations to maintain the carrying value of discontinued operations (ArmorGroup) at $43.4 million, management's best estimate of its disposal value. The Company has also revalued intellectual property utilized by its discontinued operations. The revaluation was necessary to comply with tax code provisions, and resulted in incremental non-cash tax expense in the amount of $635,000 or $0.02 per share, for the three and nine month periods ended September 30, 2003. The tax adjustment is recorded in continuing operations as required by generally accepted accounting principles, and resulted in utilization of foreign tax credits previously recognized as a reduction of tax expense in a prior year.

The Company's consolidated net income (loss) and diluted earnings (loss) per share for the three-months ended September 30, 2003 and 2002, were $6.1 million, or $0.22 per share, and $(14.7) million, or $(0.49) per share, respectively. Integration and other non-recurring charges for the period ended September 30, 2003 associated with acquisitions completed in the prior twelve months decreased to $368,000 from $1.4 million in the comparable period in the prior year. Net income and diluted earnings per share from continuing operations after integration and other non-recurring charges were $6.1 million and $0.22 per share for the three-months ended September 30, 2003, compared to $3.0 million and $0.10 per share in the comparable period in the prior year. Net income and diluted earnings per share from continuing operations before integration and other non-recurring charges were $6.3 million and $0.22 per share for the three-months ended September 30, 2003, compared to $7.1 million and $0.24 per share for the comparable period in 2002. Attached to this press release is a reconciliation of net income as reported to proforma net income from continuing operations for the three and nine-months ended September 30, 2003 and 2002.

The Company generated cash flow from operations for continuing operations in the three months ended September 30, 2003 of approximately $20.2 million compared to $3.4 million in the same period last year.

For the three-months ended September 30, 2003, net income (loss) from discontinued operations was $6,000, or $0.00 per share compared to a net loss from discontinued operations of ($17.7) million, or ($0.60) per share for the three-months ended September 30, 2002. In the three-months ended September 30, 2003, the Company recorded an impairment charge of $1.3 million, as discussed above to maintain the carrying value of our discontinued operations at the same $43.4 million book value carried at June 30, 2003.

"We are pleased with the performance exhibited by all of our businesses during the third quarter," said Warren B. Kanders, Chairman and Chief Executive Officer of Armor Holdings, Inc. "We are experiencing continued demand for our products with emphasis on those products used by our military in the conflict in Iraq. During the fourth quarter we expect to complete both the disposition of our ArmorGroup Services business, as well as our previously announced acquisition of Simula, Inc. We also expect that our strong balance sheet and operating performance will allow us to continue to pursue acquisitions which we expect will further our growth and strategic objectives."

For the nine-month period ended September 30, 2003, revenue from continuing operations increased 14.1% to $253.0 million compared to $221.8 million reported for the nine-month period ended September 30, 2002. Products Division revenue increased 10.0% to $144.1 million for the nine-month period ended September 30, 2003, compared to $131.0 million reported in the same period last year. Mobile Security Division revenue increased 20.0% to $108.9 million for the nine-month period ended September 30, 2003, compared to $90.7 million reported in the same period last year. Internal revenue growth from continuing operations was 7.5% in total, 6.2% for the Products Division and 9.3% for the Mobile Security Division.

The Company's consolidated net income (loss) and diluted earnings (loss) per share for the nine-months ended September 30, 2003 and 2002 were $15.8 million, or $0.56 per share, and ($4.7) million, or ($0.15) per share, respectively. The nine-month results in the period ended September 30, 2003, includes $4.6 million of integration and other non-recurring charges (including a $3.3 million ($2.1 million non-cash) severance charge related to the recent departure of the Company's former Chief Executive Officer) compared to $4.5 million during the same period in 2002. The balance of the 2003 integration and other non-recurring charges of $1.3 million relates to acquisitions completed in the prior twelve months. Net income and diluted earnings per share from continuing operations after integration and other non-recurring charges were $14.8 million and $0.52 per share for the nine-months ended September 30, 2003, compared to $13.4 million and $0.43 per share in the comparable period in the prior year. Net income and diluted earnings per share from continuing operations before integration and other non-recurring charges were $17.7 million and $0.62 per share for the nine-months ended September 30, 2003, compared to $19.4 million and $0.62 per share for the comparable period in 2002.

                                       - -

The Company generated cash flow from operations for continuing operations in the nine-months ended September 30, 2003 of approximately $32.9 million compared to $(472,000) in the same period last year. At September 30, 2003, the Company's continuing operations business segments had cash balances of $154.8 million and total long-term debt, including current portion, of $160.9 million compared to $10.8 million and $21.7 million, respectively, reported at June 30, 2003. As of September 30, 2003, the Company had zero outstanding on its $60 million revolving line of credit compared to $15 million at June 30, 2003.

For the nine-months ended September 30, 2003, net income (loss) from discontinued operations was $983,000, or $0.04 per share compared to a net loss from discontinued operations of ($18.0) million, or ($0.58) per share for the nine-months ended September 30, 2002. In the nine-months ended September 30, 2003, we recorded an impairment charge of $1.3 million as previously discussed to maintain the carrying value of our discontinued operations at the same $43.4 million book value carried at June 30, 2003.

Gross margins from continuing operations for the three and nine-months ended September 30, 2003, were 31.8% and 30.3%, respectively, compared to 30.5% and 31.2% in the comparable period in 2002. For the three and nine-months ended September 30, 2003, gross margins in the Products Division were 36.1% and 34.5%, compared to 36.7% and 37.5% reported in the same period last year. The small decrease in third quarter Products Division gross margins resulted primarily from a negative change in product mix within our hard armor and less lethal businesses. For the three and nine-months ended September 30, 2003, gross margins in the Mobile Security Division were 26.4% and 24.7%, compared to 21.0% and 22.2% reported in the same period in the prior year. The increase in the Mobile Security Division's gross margins was primarily attributable to favorable manufacturing overhead cost absorption relating to increased manufacturing volumes in our Cincinnati manufacturing facility and operational efficiencies in our Cincinnati manufacturing facility as that plant continues to reduce its per vehicle labor and material costs.

For the three and nine-months ended September 30, 2003, the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") from continuing operations were $14.1 million and $32.2 million, compared to $11.6 million and $31.3 million in the comparable periods in 2002. For the three and nine-months ended September 30, 2003, the Company's EBITDA from continuing operations before integration and non-recurring charges were $14.5 million and $36.7 million, compared to $12.9 million and $35.8 million, respectively, in the comparable periods in 2002. Attached to this press release is a reconciliation of net income as reported to EBITDA from continuing operations before integration and other non-recurring charges.

"We continue to improve our business performance with an emphasis on internal growth, operating margins and free cash flow generation," said Robert R. Schiller, Chief Operating Officer and Chief Financial Officer. "During the third quarter, we successfully completed the issuance of $150 million of 8.25% Senior Subordinated Notes due in 2013, as well as the corresponding interest rate swap, lowering our effective interest rate to six-month Libor set in arrears plus a spread ranging from 2.735% to 2.75%. This capital will enable us to complete our announced purchase of Simula, Inc. and provide capital to continue our strategy of growth through acquisition. Looking forward, we expect fourth quarter revenue to be approximately $100 million, excluding Simula, with net income from continuing operations before integration and non-recurring charges to be between $0.28 and $0.30 per share."

CONFERENCE CALL SCHEDULED FOR NOVEMBER 5, 2003, AT 8:30 A.M (EASTERN)

A conference call for investors will be held on November 5, 2003, at 8:30 a.m. (eastern). There are two ways to participate in the conference call - via teleconference or webcast. Access the webcast by visiting the Armor Holdings, Inc., website (http://www.armorholdings.com). You may listen by selecting Investor Relations and clicking on the microphone. A replay will be available on our website on the Investor Relations homepage shortly after the call is completed. A copy of this press release will be posted on our website prior to the conference call. You can access this release by selecting the "Financial Releases" link on our Investor Relations homepage.

Via telephone, the dial-in number is 1-800-923-4213 for domestic callers, or 1-904-779-4714 for international callers. The pass code is 20076440. There will be a question/answer session at the end of the conference call, at which point only securities analysts will be able to ask questions. However, all callers will be able to listen to the questions and answers during this period.

An archived copy of the call will be available via a replay at 1-800-252-6030 -- access code #20076440 or 1-402-220-2491 -- access code #20076440 for international callers. The teleconference replay will be available beginning at 12:00 p.m. on Wednesday, November 5th, and ends at 11:59 p.m. on Wednesday, November 12th.


ABOUT ARMOR HOLDINGS

Armor Holdings, included in FORBES magazine's list of "200 Best Small Companies" in 2002 and 2003, and a member of the S&P Smallcap 600 Index, is a leading manufacturer of security products for law enforcement personnel around the world through its Armor Holdings Products division and is one of the world's largest and most experienced passenger vehicle armoring manufacturers through its Mobile Security division. Armor Holdings Products manufactures and sells a broad range of high quality branded law enforcement equipment. Such products include ballistic resistant vests and tactical armor, less-lethal munitions, safety holsters, batons, anti-riot products and a variety of crime scene related equipment, including narcotic identification kits. Armor Holdings Mobile Security, through its commercial business, armors a variety of vehicles, including limousines, sedans, sport utility vehicles, and money transport vehicles, to protect against varying degrees of ballistic and blast threats. Through its military program, it is the prime contractor to the U.S. Military for the supply of armoring and blast protection for High Mobility Multi-purpose Wheeled Vehicles, commonly known as HMMWVs.

Statements in this press release may be forward-looking. Actual events will be dependent upon factors and risks including, but not limited to, the Company's ability to: consummate the acquisition of Simula; successfully integrate Simula's operations into Armor Holdings' operations; sell the ArmorGroup Services division on favorable terms; manufacture and market its core products; provide a variety of services to its customers on a global basis; respond to new laws and regulations; continue its strategy of growth by acquisition; manage the impact of foreign exchange; and manage general world wide security issues, economic conditions, uncertainties and risks, including those described from time to time in the Company's filings with the Securities and Exchange Commission, including, the Company's Registration Statement on Form S3, its 2002 Form 10K and its most recent Form 10Qs. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release.

                                - TABLES FOLLOW -

ARMOR HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                  THREE-MONTHS ENDED              NINE-MONTHS ENDED
                                                           -----------------------------    -----------------------------
                                                           SEPT 30 ,2003   SEPT 30, 2002    SEPT 30, 2003   SEPT 30, 2002
                                                           -------------   -------------    -------------   -------------
REVENUES:
  Products                                                   $  50,786       $  49,047        $ 144,140       $ 131,049
  Mobile Security                                               40,096          31,510          108,875          90,717
                                                             ---------       ---------        ---------       ---------
  Total Revenues                                                90,882          80,557          253,015         221,766
                                                             ---------       ---------        ---------       ---------
COSTS AND EXPENSES:
  Cost of sales                                                 61,953          55,947          176,396         152,481
  Operating expenses                                            15,977          12,852           44,505          37,046
  Amortization                                                      72              62              201             213
  Integration and other non-recurring charges                      368           1,359            4,565           4,476
                                                             ---------       ---------        ---------       ---------

OPERATING INCOME                                                12,512          10,337           27,348          27,550
  Interest expense, net                                          1,475             343            2,291             669
  Other expense (income), net                                       96             (13)             181             (77)
                                                             ---------       ---------        ---------       ---------

INCOME FROM CONTINUING OPERATIONS BEFORE PROVISION FOR
INCOME TAXES                                                    10,941          10,007           24,876          26,958
PROVISION FOR INCOME TAXES                                       4,832           7,043           10,044          13,603
                                                             ---------       ---------        ---------       ---------
INCOME FROM CONTINUING OPERATIONS                                6,109           2,964           14,832          13,355
                                                             ---------       ---------        ---------       ---------
DISCONTINUED OPERATIONS
INCOME (LOSS) FROM DISCONTINUED OPERATIONS BEFORE
PROVISION FOR INCOME TAXES                                       1,679         (17,032)           3,593         (17,606)
PROVISION FOR INCOME TAXES                                       1,673             639            2,610             421
                                                             ---------       ---------        ---------       ---------
INCOME (LOSS) FROM DISCONTINUED OPERATIONS                           6         (17,671)             983         (18,027)
NET INCOME (LOSS)                                            $   6,115       $ (14,707)       $  15,815       $  (4,672)
                                                             =========       =========        =========       =========

NET INCOME PER COMMON SHARE - BASIC
INCOME FROM CONTINUING OPERATIONS                            $    0.22       $    0.10        $    0.52       $    0.44
INCOME (LOSS) FROM DISCONTINUED OPERATIONS                        0.00           (0.60)            0.04           (0.59)
                                                             ---------       ---------        ---------       ---------
BASIC EARNINGS (LOSS) PER SHARE                              $    0.22       $   (0.50)       $    0.56       $   (0.15)
                                                             =========       =========        =========       =========
NET INCOME PER COMMON SHARE - DILUTED
INCOME FROM CONTINUING OPERATIONS                            $    0.22       $    0.10        $    0.52       $    0.43
INCOME (LOSS) FROM DISCONTINUED OPERATIONS                        0.00           (0.59)            0.04           (0.58)
                                                             ---------       ---------        ---------       ---------
DILUTED EARNINGS (LOSS) PER SHARE                            $    0.22       $   (0.49)       $    0.56       $   (0.15)
                                                             =========       =========        =========       =========

ARMOR HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) AS REPORTED TO PRO FORMA NET INCOME FROM CONTINUING OPERATIONS (UNAUDITED) (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                             THREE-MONTHS ENDED              NINE-MONTHS ENDED
                                                        ----------------------------    -----------------------------
                                                        SEPT 30, 2003  SEPT 30, 2002    SEPT 30, 2003   SEPT 30, 2002
                                                        -------------  -------------    -------------   -------------
Net income (loss), as reported                            $  6,115        $(14,707)       $ 15,815        $ (4,672)
Plus: (Income) loss from Discontinued operations,
net of tax                                                      (6)         17,671            (983)         18,027
                                                          --------        --------        --------        --------
Income from continuing operations                         $  6,109        $  2,964        $ 14,832        $ 13,355
Plus: Integration and other non-recurring charges              368           1,359           4,565           4,476
Tax effect of above items                                     (165)           (489)         (1,735)         (1,695)
Plus: Tax changes related to discontinued
operations included in the tax provision for
continuing operations, net of tax                             --             3,294            --             3,294
                                                          --------        --------        --------        --------
Pro forma net income from continuing operations           $  6,312        $  7,128        $ 17,662        $ 19,430
                                                          ========        ========        ========        ========
Weighted average diluted shares                             28,249          30,037          28,438          31,373
                                                          ========        ========        ========        ========
Pro forma diluted earnings per share from
continuing operations                                     $   0.22        $   0.24        $   0.62        $   0.62
                                                          ========        ========        ========        ========
Fully diluted (loss) earnings per share as reported       $   0.22        $  (0.49)       $   0.56        $  (0.15)
                                                          ========        ========        ========        ========


RECONCILIATION OF NET INCOME (LOSS) AS REPORTED TO OPERATING INCOME FROM CONTINUING OPERATIONS, EBITDA FROM CONTINUING OPERATIONS AND EBITDA FROM CONTINUING OPERATIONS BEFORE INTEGRATION AND OTHER NON-RECURRING CHARGES (UNAUDITED) (IN THOUSANDS)


                                                             THREE-MONTHS ENDED              NINE-MONTHS ENDED
                                                        ----------------------------    -----------------------------
                                                        SEPT 30, 2003  SEPT 30, 2002    SEPT 30, 2003   SEPT 30, 2002
                                                        -------------  -------------    -------------   -------------
Net income (loss) as reported                             $  6,115        $(14,707)       $ 15,815        $ (4,672)
Plus: (Income) loss from discontinued operations                (6)         17,671            (983)         18,027
Plus:  Provision for income taxes on income from
continuing operations                                        4,832           7,043          10,044          13,603
Plus:  Other expense (income), net                              96             (13)            181             (77)
Plus:  Interest expense, net                                 1,475             343           2,291             669
                                                          --------        --------        --------        --------
Operating income from continuing operations                 12,512          10,337          27,348          27,550
Plus:  Amortization                                             72              62             201             213
Plus:  Depreciation                                          1,518           1,182           4,603           3,530
                                                          --------        --------        --------        --------
EBITDA from continuing operations                           14,102          11,581          32,152          31,293
Plus:  Integration and other non-recurring charges             368           1,359           4,565           4,476
                                                          --------        --------        --------        --------
EBITDA from continuing operations before
integration and other non-recurring charges               $ 14,470        $ 12,940        $ 36,717        $ 35,769
                                                          ========        ========        ========        ========


                                     ######